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                                 Exhibit 10.13

                            AMENDMENT 2000-2 TO THE
                     PACIFIC CENTURY FINANCIAL CORPORATION
                           STOCK OPTION PLAN OF 1994
                           -------------------------


          In accordance with Article 13 of the Pacific Century Financial Corporation Stock Option Plan of 1994 (hereinafter "Plan"), the Plan is hereby amended by this Amendment No. 2000-2, effective as of November 3, 2000, in the following respect:

          1. Section 6.1 of the Plan shall be amended by inserting the following provision immediately after the second sentence of Section 6.1:

     However, the number of Shares subject to Options granted to a Participant who is hired as Chief Executive Officer of the Company at the time of such Participant's initial hire shall not be limited by, and shall be disregarded in applying, the 20 percent of authorized pool limitation as described in the preceding sentence, and rather the Shares subject to such Options granted upon initial hire shall be limited to a separate maximum limitation equal to 23 percent of the total authorized pool of Shares specified in Section 4.1.

          To record the adoption of this amendment, Pacific Century Financial Corporation has executed this document this 17th day of November, 2000.

                                        PACIFIC CENTURY FINANCIAL
                                        CORPORATION


                                        By   /s/ MICHAEL E. O'NEILL
                                           ---------------------------------
                                           Its Chief Executive Officer


                                        By   /s/ RICHARD J. DAHL
                                           ---------------------------------
                                           Its President